EXHIBIT 10.8

COSTAR GROUP, INC.
FORM OF RESTRICTED STOCK UNIT AGREEMENT
2007 STOCK INCENTIVE PLAN

CoStar Group, Inc. (the “Company”) has granted you an award of restricted stock units under the CoStar Group, Inc. 2007 Stock Incentive Plan, as amended from time to time (the “Plan”), on the terms and conditions set forth below:
1. Grant of Restricted Stock. On the issue date indicated above (the “Date of Grant”), the Company hereby grants to you the number of restricted stock units (the “RSUs”) indicated above. Each RSU represents a right to receive a share (each a “Share”) of common stock of the Company (the “Common Stock”), subject to the terms and conditions set forth below (the “RSU Grant”).
2. Governing Plan. This RSU Grant is subject in all respects to the applicable provisions of the Plan, a copy of the current form of which may be accessed, viewed and/or printed under the “Personal Profile and Passwords” section of the Solium Shareworks™ website under “Miscellaneous Account Information”. By accepting (and electronically signing) this agreement (the “Agreement”), you acknowledge that you have received and read the Plan. This Agreement incorporates the Plan by reference and specifies other applicable terms and conditions. All capitalized terms not defined by this Agreement have the meanings given in the Plan. Whenever a conflict may arise between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.
3. Lapse of Restrictions/Settlement of RSUs.

a.
The RSUs shall vest as indicated in the vest schedule above. In accordance with Section 4 below, any portion of the RSUs that have not vested at your termination of employment, consultancy, directorship or other position making you an eligible participant under the Plan will not thereafter vest, unless the Compensation Committee of the Company’s Board of Directors (or other administrator of the Plan, the “Administrator”) determines otherwise.

b.	The RSUs shall vest immediately upon the occurrence of a Change in Control.

“Change in Control” means the occurrence of any one or more of the following events:

i.
a Person (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (other than the Company, any Company subsidiary, any Company benefit plan, or any underwriter temporarily holding securities for an offering of such securities) acquires ownership of more than 80% of the undiluted total voting power of the Company’s then outstanding securities eligible to vote to elect members of the Board (the “Company Voting Securities”);

ii.
consummation of a merger, consolidation or reorganization of the Company with or into any other entity, unless the holders of the Company Voting Securities outstanding immediately before such consummation, together with any trustee or other fiduciary holding securities under a Company benefit plan, hold securities that represent immediately after such merger or consolidation at least 20% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its parent; or

iii.
the stockholders of the Company approve (A) a plan of complete liquidation or dissolution of the Company or (B) an agreement for the Company’s sale or disposition of all or substantially all of the Company’s assets, and such liquidation, dissolution, sale or disposition is consummated.

Even if other tests are met, a Change in Control has not occurred under any circumstances in which the Company files for bankruptcy protection or is reorganized following a bankruptcy filing.
The provisions of Section 5 will also apply if the Change in Control is a Substantial Corporate Change (as defined in those provisions).

c.
The Administrator may, in its sole discretion, accelerate the time at which your RSUs shall vest; provided, that, except in the case of a Change in Control or your death or disability, the RSUs shall not vest in full (i) before the one-year anniversary of the Date of Grant if subject to achievement of performance criteria, and (ii) in all other cases, before the three-year anniversary of the Date of Grant.

d.
The vesting period of the RSUs may be adjusted by the Administrator to reflect the decreased level of employment during any period in which you are on an approved leave of absence or employed on a less than full time basis, provided, that the Administrator may take into consideration any accounting consequences to the Company.

e.
RSUs shall be settled by the delivery to you of one Share per vested RSU as soon as reasonably practicable following the vesting of such RSU pursuant to this Section 3, and in all events no later than March 15 of the year following the year of vesting (unless earlier delivery is required by Section 409A of the Internal Revenue Code or delivery is deferred pursuant to a nonqualified deferred compensation plan in accordance with the requirements of Section 409A of the Internal Revenue Code).

4. Termination of Service. Notwithstanding Section 3 above, if your service as a director, officer, employee or consultant (as applicable) of the Company or any of its Subsidiaries is terminated, the RSUs shall immediately terminate and be cancelled to the extent they are not vested on the date of your termination, and any RSUs subject to this Agreement which have not vested on or before that date shall be forfeited without the payment of any additional consideration.

5. Corporate Change. Upon a Substantial Corporate Change, unless the Board determines otherwise, any unvested RSUs will fully vest unless provision is made in writing in connection with such transaction for:

a.    assumption or continuation of the outstanding RSUs; or

b.
the substitution for such RSUs, with appropriate adjustments as to the number and kind of shares of stock and prices with respect to the underlying Shares, in which event the RSUs will continue in the manner and under the terms so provided.

A “Substantial Corporate Change” means the occurrence of any one or more of the following events:

i.
a Person (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (other than the Company, any Company subsidiary, any Company benefit plan, or any underwriter temporarily holding securities for an offering of such securities) acquires ownership of 100% of the combined voting power of all classes of stock of the Company;

ii.
merger, consolidation or reorganization of the Company with or into one or more entities in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly owned subsidiary, a reincorporation of the Company in a different jurisdiction or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings);

iii.
merger, consolidation or reorganization of the Company in which the Company is the surviving corporation, but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company;

iv.	the liquidation or dissolution of the Company; or

v.	the sale or disposition of all or substantially all of the Company’s assets.

6. Restriction on Sale or Other Transfer. You shall not sell, pledge, assign, transfer, hypothecate or otherwise dispose of the RSUs, and such RSUs shall not be subject to execution, attachment or similar legal process. Any attempt to sell, pledge, assign, transfer, hypothecate or otherwise dispose of the RSUs, or to subject the RSUs to execution, attachment or similar legal process, shall be null and void.
7. Procedure for Issuance of Shares. Following each applicable vesting date, the Company will issue stock certificates in your name for the Shares issued in settlement of the RSUs, provided that
a.    you have complied with any requests for representations under the Plan;

b.	the Company has received proof satisfactory to the Company that a person seeking to receive the Shares after your death or disability is authorized and entitled to receive the Shares; and
c.    you have satisfied any federal, state, or local tax withholding obligations.
The Company will round down any fractional Shares to be issued in settlement of the RSUs but will not make any cash or other payments in settlement of fractional shares eliminated by rounding. Notwithstanding the foregoing, the Company, in its sole discretion, may also use alternatives to issuing physical stock certificates, such as “book entry only” recordation.

8. Compliance with Securities Laws. Upon the issuance of any Shares pursuant to this Agreement in connection with the vesting of the RSUs, you shall enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or this Agreement. Nothing herein obligates the Company to register or qualify the Shares pursuant to any federal or state securities laws.
9. Compliance with Laws. Notwithstanding any of the other provisions hereof, you agree that the Company will not be obligated to issue any Shares pursuant to this Agreement, if issuing the Shares would violate any provision of any law or regulation of any governmental authority. Notwithstanding anything to the contrary in Section 7, the certificates representing the Shares of Common Stock issued in connection with the settlement of RSUs pursuant to this Agreement will be stamped or otherwise imprinted with legends in such form as the Company may require with respect to any applicable restrictions on sale or transfer.
10. Voting and Other Rights. The RSUs do not include any powers, preferences, and rights of a holder of Common Stock with respect to the Shares until such times as Shares are issued in settlement of the RSUs.
11. Restrictions on Resales. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by you or other subsequent transfers by you of any shares of Common Stock issued as a result of the vesting of the RSUs, including without limitation (a) restrictions under an insider trading policy and (b) restrictions as to the use of a specified brokerage firm for such resales or other transfers.
12. Not an Employment Contract. Nothing in this Agreement restricts the right of the Company or any of its affiliates to terminate your employment at any time, with or without cause. The termination of employment, whether by the Company or any of its affiliates or otherwise, and regardless of the reason therefore, has the consequences provided for hereunder, under the Plan and under any applicable employment or severance agreement.
13. Non-Transferability of RSUs. You may not assign or transfer the RSUs to anyone other than by will or the laws of descent and distribution until Shares are issued in settlement of the RSUs pursuant hereto. The Company may cancel the RSUs if you attempt to assign or transfer them in a manner inconsistent with this Section 13.
14. Withholding of Tax.

a.
You understand and agree that the Company has not advised you regarding your income tax liability in connection with the grant or vesting of the RSUs. You understand that you (and not the Company) shall be solely responsible for your own tax liability that may arise as a result of the transactions contemplated by this Agreement. The grant, vesting and settlement of the RSUs shall be subject to all applicable income and employment tax withholdings. The Company may refuse to issue the Shares in settlement of the RSUs to you until you satisfy all applicable tax withholding obligations. You acknowledge that the Company has the right, in its discretion, to deduct and retain without notice from shares issuable upon vesting of the RSUs (or any portion thereof) or, unless otherwise determined by the Administrator, from salary or other amounts payable to you, shares or cash having a value sufficient to satisfy the tax withholding obligations.

b.
To the extent required by applicable federal, state, local or foreign law, you shall make arrangements satisfactory to the Company in its sole discretion for the satisfaction of any withholding tax obligations that arise by reason of vesting or settlement of the RSUs or disposition of shares issued as a result of such settlement. By accepting the RSU Grant, you agree that, unless and to the extent you have otherwise satisfied your tax withholding obligations in a manner permitted or required by the Administrator pursuant to the Plan, the Company is authorized (but not required) to deduct and retain without notice from the Shares in respect of settlement of the RSUs the whole number of shares (rounding down) having a Fair Market Value on the vesting date or, if not a trading day, the first trading day before the vesting date (as determined by the Company consistent with any applicable tax requirements) sufficient to satisfy the applicable Tax Withholding Obligation. If the withheld shares are not sufficient to satisfy your Tax Withholding Obligation, you agree to pay to the Company as soon as practicable, by cash or check or, unless otherwise determined by the Administrator, deducted from salary or other amounts payable to you, any amount of the Tax Withholding Obligation that is not satisfied by the withholding of shares of Common Stock described above. Furthermore, the Company shall have the right to deduct and withhold any such applicable taxes from, or in respect of, any dividends or other distributions paid on or in respect of the Common Stock comprising the Shares following settlement of the RSUs.

c.
You are ultimately liable and responsible for all taxes owed by you in connection with the RSUs, regardless of any action the Company takes or any transaction pursuant to this Section 14 with respect to any tax withholding obligations that arise in connection with the RSUs. The Company makes no representation or undertaking regarding the treatment of any tax withholding in connection with the grant, issuance, vesting or settlement of the RSUs or the subsequent sale of any of the shares of Common Stock issued in settlement of the RSUs. The Company does not commit and is under no obligation to structure the RSUs to reduce or eliminate your tax liability.

15. Extraordinary Corporate Transactions. You understand and agree that the existence of this RSUs will not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
16. Resolution of Disputes. As a condition of this grant of RSUs, you, on behalf of yourself, your heirs, successors and personal representatives (“you and your successors”), agree that any dispute or disagreement which may arise hereunder shall be decided by the Administrator. You and your successors agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator concerning any questions arising under the Plan with respect to the RSUs, and you and your successors hereby explicitly waive any right to judicial review.
17. Payment of Purchase Price. If required by law, as a condition of this grant of RSUs, you hereby authorize the Company to set-off from any salary, wages, bonus or other monies owed to you by the Company or any of its affiliates, any purchase price required to be collected by the Company.
18. General.

a.	This Agreement and the Plan constitute the entire understanding between you and the Company regarding the RSUs. Any prior agreements, commitments or negotiations concerning the RSUs are superseded.

b.	The laws of the State of Delaware will govern all matters relating to this Agreement, without regard to the principles of conflict of laws.

c.
Any notice you give to the Company must be in writing and either hand-delivered or mailed to the Corporate Secretary of the Company (or to the Chief Financial Officer if either you would receive the notice or the position is vacant). If mailed, it should be sent by certified mail and be addressed to the foregoing executive at the Company’s then corporate headquarters. Any notice given to you will be addressed to you at your address as reflected on the personnel records of the Company. You may change the address for notice by like notice to the Company. Notice will be deemed to have been duly delivered when hand-delivered, or, if mailed, two business days after such notice is postmarked.

d.
In the event that any provision of this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms hereunder shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

e.	This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

f.
The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

g.	All questions arising under the Plan or under this Agreement shall be decided by the Administrator in its total and absolute discretion.

COSTAR GROUP, INC.

By:
Name:
Title:

ACKNOWLEDGMENT

Please confirm your acceptance of the terms and conditions of this grant of RSUs and the terms and conditions of the Plan within 60 days of issuance of this Agreement. By confirming acceptance, you (a) acknowledge receipt of a copy of the Plan; (b) represent that you have read and are familiar with the Plan’s terms; (c) accept the grant of RSUs subject to all of the terms and provisions of this Agreement and of the Plan under which it is granted, as the Plan may be amended in accordance with its terms; and (d) agree to accept as binding, conclusive, and final all decisions or interpretations of the Administrator concerning any questions arising under the Plan with respect to the RSUs.

No one may sell, transfer, or distribute the RSUs or the securities that may be issued in settlement of the RSUs without an effective registration statement relating thereto or an opinion of counsel satisfactory to the Company or other information and representations satisfactory to the Company that such registration is not required.